UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 4, 2019 (December 3, 2019)

Date of Report (Date of earliest event reported)

ALBERTON ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38715	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1001, 10/F, Capital Center 151 Gloucester Road Wanchai, Hong Kong	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 2117 1621

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, one redeemable warrant, and one right	ALACU	The Nasdaq Stock Market LLC
Ordinary shares, no par value	ALAC	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one-half (1/2) of one ordinary share	ALACW	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth (1/10) of one ordinary share	ALACR	The Nasdaq Stock Market LLC

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 3, 2019, Alberton Acquisition Corporation (“Alberton”), upon receipt of the principal, issued an unsecured promissory note in the aggregate principal amount of $500,000 (the “Note”) to Global Nature Investment Holdings Limited (“Global Nature”), its registered assignees or successor in interest (the “Payee”). The Note was issued in connection with a potential business combination with Global Nature as working capital. Global Nature is a wholly owned subsidiary of CITIC Capital, an investment advisory firm that manages over US$26 billion of capital through its multi-asset class platform.

The Note is non-interest bearing and is payable on the earlier date (the “Maturity Date”) of (i) that Alberton consummates its initial business combination with Global Nature or another qualified target company (a “Qualified Business Combination”), and (ii) expiry of the term of Alberton, which is now January 24, 2020 and extendable for additional three months at Alberton’s discretion subject to certain conditions. The principal balance may be prepaid prior to the Maturity Date without penalty.

Pursuant to the Note, in the event that (i) the parties do not agree with the valuation of the Qualified Business Combination; (ii) a definitive agreement with regard to the Qualified Business Combination with the Payee is not entered into within 45 days from the date of this Note; or (iii) the Qualified Business Combination (whether with the Payee or any other target company) is not consummated for any reason prior to the date of expiry of the term of Alberton, Alberton shall repay the principal amount of Note to the Payee no later than 5 business days after the Qualified Business Combination with another target or the date of expiry of the term of Alberton, whichever is earlier. Provided that Alberton and the Payee enter into a definitive agreement with regard to the Qualified Business Combination, Alberton shall pay the principal amount of Note to the Payee from the transaction closing proceeds without interest at the closing or within 5 business days after the Qualified Business Combination.

All amounts owed by Alberton under the Note become immediately due and payable upon an event of default, which includes Alberton’s failure to pay the principal amount due within 5 business days of the Maturity Date and Alberton’s voluntary or involuntary bankruptcy. Pursuant to the Note, Global Nature waived all rights, title, interest or claim in, or to, any distribution of, or from, the trust account in which the proceeds from (i) Alberton’s initial public offering (“IPO”) and (ii) the sale of the units issued in a private placement that occurred prior to the effectiveness of the IPO were placed.

Notwithstanding the issuance of the Note, Alberton has not entered into any definitive agreements, for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities.

The foregoing is a brief description of the material terms and conditions of the Note, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation Fair Disclosure

On December 4, 2019, the Company issued the attached press release (the “Press Release”), announcing the issuance of the Note.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	Promissory Note, dated December 3, 2019, made by Alberton Acquisition Corporation in favor of Global Nature Investment Holdings Limited
99.2	Press Release, dated December 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2019

ALBERTON ACQUISITION CORPORATION

By:	/s/ Bin (Ben) Wang
Name: Bin (Ben) Wang Title: Chief Executive Officer

2